UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 30, 2016

CLOVIS ONCOLOGY, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35347	90-0475355
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5500 Flatiron Parkway, Suite 100 Boulder, Colorado	80301
(Address of principal executive offices)	(Zip code)

(303) 625-5000

(Registrant’s telephone number including area code)

N/A

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 30, 2016, Clovis Oncology, Inc. (“Clovis”) entered into the First Amendment to License Agreement (the “First Amendment”), between Clovis and Pfizer, Inc. (“Pfizer”). The First Amendment amends the existing License Agreement, between Clovis and Pfizer, dated June 2, 2011, to permit Clovis to defer payment of the milestone payments payable upon (i) FDA approval of an NDA for 1st Indication in US and (ii) EMA approval of an MAA for 1st Indication in EU, to a date that is 18 months after the date of achievement of such milestones. In the event that Clovis defers such milestone payments, Clovis has agreed to certain higher payments related to the achievement of such milestones.

The above summary is qualified in its entirety by reference to the First Amendment, a copy of which will be filed as an exhibit to Clovis’ next applicable periodic report or registration statement. Clovis intends to submit a Confidential Treatment Request to the SEC pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, requesting confidential treatment of the specific milestone payment amounts payable in connection with such deferment disclosed in the First Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CLOVIS ONCOLOGY, INC.

By:	/s/ Daniel W. Muehl
Name:	Daniel W. Muehl
Title:	Senior Vice President of Finance

Dated: August 30, 2016